As filed with the U.S. Securities and Exchange Commission on August 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MINORITY EQUALITY OPPORTUNITIES ACQUISITION INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	86-3436718
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Executive Court

Waxahachie, TX 75165

Telephone: (214) 444-7321

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copies to:

M. Ali Panjwani, Esq.	Barry I. Grossman, Esq.
Michael T. Campoli, Esq.	Wei Wang, Esq.
Pryor Cashman LLP	Ellenoff Grossman & Schole LLP
7 Times Square	1345 Avenue of the Americas
New York, New York 10036	New York, New York 10105
(212) 421-4100	(212) 370-1300

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-258241

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☑

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Securit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one redeemable Warrant entitling the holder to purchase one share of Class A common stock(2)	1,150,000 Units	$10.00	$11,500,000	$1,254.65
Shares of Class A common stock included as part of the units(3)	1,150,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	1,150,000 Warrants	—	—	—	(4)
Representative’s shares of Class A common stock	14,375 shares	10.00	143,750	15.69
Total			$11,643,750	$1,270.34	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes 1,150,000 units, consisting of 1,150,000 shares of Class A common stock and 1,150,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(4) (5)

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

Minority Equality Opportunities Acquisition Inc. previously registered securities with a proposed maximum aggregate offering price of $116,437,500 on a Registration Statement on Form S-1 (Registration No. 333-258241), as amended (the “Related Registration Statement”), and paid a fee of $12,703.34. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Minority Equality Opportunities Acquisition Inc., a Delaware corporation (the “Company”), is filing this registration statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“SEC”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-258241) (the “Related Registration Statement”), which was originally filed with the SEC on July 29, 2021, and declared effective on August 25, 2021.

This Registration Statement covers the registration of an additional 1,150,000 of the Company’s units (the “Units”), including 150,000 Units that may be purchased by the underwriters to cover over-allotments, if any, with each Unit consisting of one share of the Company’s Class A common stock, $0.0001 par value per share, and one redeemable warrant, each warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to certain adjustments. This Registration Statement also covers the registration of an additional 14,375 shares of Class A common stock to be issued to the representative of the underwriters upon the closing of the initial public offering.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Related Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Company hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of August 26, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than August 26, 2021.

EXHIBIT INDEX

Exhibit Number	Document Description

5.1	Opinion of Pryor Cashman LLP.
23.1	Consent of Marcum LLP, independent registered public accounting firm.
23.2	Consent of Pryor Cashman LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-258241) initially filed with the Commission on July 29, 2021 and incorporated by reference herein).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 25th day of August, 2021.

Minority Equality Opportunities Acquisition Inc.

By:	/s/ Shawn D. Rochester
Shawn D. Rochester
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn D. Rochester	Chief Executive Officer, President and Chairman of the Board	August 25, 2021
Shawn D. Rochester	(Principal Executive Officer)

/s/ Robin D. Watkins	Chief Financial Officer, Treasurer, Secretary and Director	August 25, 2021
Robin D. Watkins	(Principal Financial Officer and Principal Accounting Officer)

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